Exhibit 99.1
Nautilus Biotechnology Reports Second Quarter 2025 Financial Results
SEATTLE, WA, July 31, 2025 – Nautilus Biotechnology, Inc. (NASDAQ: NAUT; or “Nautilus”), a company pioneering a single-molecule proteome analysis platform, today reported financial results for the second quarter ended June 30, 2025.

“In Q2, we achieved major milestones that underscore the continued advancement of our platform,” said Sujal Patel, CEO of Nautilus Biotechnology. “Not only did we continue our momentum across both targeted and broadscale proteomic development efforts, but we also publicly shared the first scientific manuscript to feature novel data generated using the Nautilus Platform. The manuscript represents nearly a decade of pioneering work by our team and collaborators. In it, we introduce and validate application of our Iterative Mapping method showing that it can measure proteoforms at a resolution and breadth never before possible.

We have also signed two collaborations with major research institutes to utilize the Nautilus platform and Tau proteoform assay. Through studies of co-incident post-translational modifications on Tau across brain regions in human tissue and across models of Alzheimer's disease progression we aim to enable researchers to make fundamental advances in understanding disease-relevant biology. Together, these achievements represent both the demonstration and external recognition of the exceptional performance of our platform and mark a critical step toward enabling researchers to uncover proteomic insights that we believe will shape the future of biomarker and therapeutic discovery.”
Second Quarter 2025 Financial Results
Operating expenses were $17.1 million for the second quarter of 2025, a 18% decrease compared to $20.8 million for the corresponding prior year period. The decrease in operating expense is attributable to continued focus on cost optimization, variability in the timing of research and development activities, and decreased salaries, related benefits, stock-based compensation, and professional services expenses.
Net loss was $15.0 million for the second quarter of 2025, as compared to the net loss of $18.0 million for the corresponding prior year period.

Cash, cash equivalents, and investments were $179.5 million as of June 30, 2025.
Webcast and Conference Call Information
Nautilus will host a conference call to discuss the second quarter 2025 financial results, business developments and outlook before market open on Thursday, July 31, 2025, at 5:30 AM Pacific Time / 8:30 AM Eastern Time. Live audio of the webcast will be available on the “Investors” section of the company website at: www.nautilus.bio.
About Nautilus Biotechnology, Inc.
With its corporate headquarters in Seattle, Washington and its research and development headquarters in San Carlos, California, Nautilus is a development stage life sciences company working to create a platform technology for quantifying and unlocking the complexity of the proteome. Nautilus’ mission is to transform the field of proteomics by democratizing access to the proteome and enabling fundamental advancements across human health and medicine. To learn more about Nautilus, visit www.nautilus.bio
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this press release include, but are not limited to, statements regarding Nautilus’ expectations regarding the company’s business operations, financial performance and results of operations; expectations regarding operating expenses and cash runway; expectations with respect to any revenue timing or projections; expectations with respect to the development required for and the timing of the launch of Nautilus’ product platform and full commercial availability; the functionality and performance of Nautilus’ product platform, its potential impact on providing proteome or proteoform access, pharmaceutical development and drug discovery, expanding research horizons, and enabling scientific explorations and discovery; expectations regarding platform specifications required by potential customers and partners and the timeline for adoption of Nautilus’ platform by researchers; and the present and future capabilities and limitations of emerging proteomics technologies. These statements are based on numerous assumptions concerning the development of Nautilus’ products, target markets, and other current and emerging proteomics technologies, and involve substantial risks, uncertainties and other factors that may cause actual results to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that could materially affect the accuracy of Nautilus’ assumptions and its ability to achieve the forward-looking statements set forth in this press release include (without limitation) the following: Nautilus’ product platform is not yet commercially available and remains subject to significant scientific and technical development, which is inherently challenging and difficult to predict, particularly with respect to highly novel and complex products such as those being developed by Nautilus. Even if our development efforts are successful, our product platform will require substantial validation of its functionality and utility in life science research. In the course of Nautilus’ scientific and technical development and associated product validation and commercialization, we may experience material delays as a result of unanticipated events. We cannot provide any guarantee or assurance with respect to the outcome of our development, collaboration, and commercialization initiatives or with respect to their associated timelines. For a more detailed description of additional risks and uncertainties facing Nautilus and its development efforts, investors should refer to the information under the caption “Risk Factors” in our Annual Report on Form 10-K as well as in our Quarterly Report on Form 10-Q to be filed for the quarter ended June 30, 2025 and our other filings with the SEC. The forward-looking statements in this press release are as of the date of this press release. Except as otherwise required by applicable law, Nautilus disclaims any duty to update any forward-looking statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Disclosure Information

Nautilus uses filings with the Securities and Exchange Commission, its website (www.nautilus.bio), press releases, public conference calls, public webcasts, and its social media accounts as means of disclosing material non-public information and for complying with Regulation FD. Therefore, Nautilus encourages investors, the media, and others interested in Nautilus to review the information it makes public in these locations, as such information could be deemed to be material information.
Media Contact
press@nautilus.bio
Investor Contact
investorrelations@nautilus.bio

Nautilus Biotechnology, Inc. Condensed Consolidated Balance Sheets As of June 30, 2025 and December 31, 2024 (Unaudited)

(in thousands)	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$34,457	$27,646
Short-term investments	113,416	102,247
Prepaid expenses and other current assets	2,852	2,933
Total current assets	150,725	132,826
Property and equipment, net	3,728	4,076
Operating lease right-of-use assets	25,920	28,256
Long-term investments	31,636	76,405
Other long-term assets	1,180	1,180
Total assets	$213,189	$242,743
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$974	$987
Accrued expenses and other liabilities	2,938	2,548
Current portion of operating lease liabilities	4,225	4,097
Total current liabilities	8,137	7,632
Operating lease liabilities, net of current portion	23,958	26,381
Total liabilities	32,095	34,013

Stockholders' equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	485,669	481,679
Accumulated other comprehensive income	77	57
Accumulated deficit	(304,665)	(273,019)
Total stockholders’ equity	181,094	208,730
Total liabilities and stockholders' equity	$213,189	$242,743

Nautilus Biotechnology, Inc. Condensed Consolidated Statements of Operations Three and Six Months Ended June 30, 2025 and 2024 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2025	2024	2025	2024
Operating expenses
Research and development	$10,394	$12,436	$21,930	$25,366
General and administrative	6,703	8,353	14,011	17,030
Total operating expenses	17,097	20,789	35,941	42,396
Other income (expense):
Interest income	2,080	2,798	4,311	5,675
Other expense	(16)	(19)	(16)	(19)
Total other income	$2,064	$2,779	$4,295	$5,656
Net loss	$(15,033)	$(18,010)	$(31,646)	$(36,740)
Net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.14)	$(0.25)	$(0.29)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	126,204,632	125,317,650	126,174,603	125,226,552

Nautilus Biotechnology, Inc. Consolidated Statements of Cash Flows Six Months Ended June 30, 2025 and 2024 (Unaudited)

	Six Months Ended June 30,
(in thousands)	2025	2024
Cash flows from operating activities
Net loss	$(31,646)	$(36,740)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation expense	3,877	6,393
Amortization of operating lease right-of-use assets	2,336	2,160
Depreciation	922	1,028
Amortization (accretion) of premium (discount) on securities, net	(980)	(1,453)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	160	(71)
Accounts payable	(51)	(308)
Accrued expenses and other liabilities	390	(706)
Operating lease liabilities	(2,295)	(2,026)
Net cash used in operating activities	(27,287)	(31,723)
Cash flows from investing activities
Proceeds from maturities of securities	45,878	53,500
Purchases of securities	(11,278)	(15,694)
Purchases of property and equipment	(615)	(1,159)
Net cash provided by investing activities	33,985	36,647
Cash flows from financing activities
Proceeds from exercise of stock options	26	275
Proceeds from issuance of common stock under employee stock purchase plan	87	289
Net cash provided by financing activities	113	564
Net increase in cash, cash equivalents and restricted cash	6,811	5,488

Cash, cash equivalents and restricted cash at beginning of period	28,648	20,399
Cash, cash equivalents and restricted cash at end of period	$35,459	$25,887